UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2021

LESLIE’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road

Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 366-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LESL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Credit Agreement

On March 9, 2021, Leslie’s, Inc. (the “Company”) and certain of its subsidiaries amended and restated that certain Term Loan Credit Agreement, dated as of August 16, 2016 (the “Existing Credit Agreement”, and as amended and restated, the “Credit Agreement”), by and among the Company, certain of the Company’s direct and indirect subsidiaries, the lenders party thereto, and Nomura Corporate Funding Americas, LLC, as administrative agent for the lenders and collateral agent for the secured parties, which provides for an $810.0 million senior secured term loan facility (the “Senior Term Loan”). The proceeds of the Senior Term Loan were used (1) to refinance, in full, all existing indebtedness under the Existing Credit Agreement, (2) to finance working capital needs of the Company and its subsidiaries and for other general corporate purposes, and (3) to pay fees and expenses incurred in connection therewith. In connection with the amendment, the Company effectively extended the maturity date of the Senior Term Loan from August 16, 2023 to March 9, 2028.

Pursuant to the Credit Agreement, the initial new Applicable Rate is, at the Company’s option, (i) 2.75% for loans that are LIBOR Loans and (ii) 1.75% for loans that are ABR Loans. The Credit  Agreement further provides that following the Closing Date, the above Applicable Rate for the Senior Term Loan will be based on the Company’s first lien leverage ratio as follows: (a) if the Company’s first lien leverage ratio is greater than 2:75 to 1.00, the Applicable Rate will be 2.75% for LIBOR Loans and 1.75% for ABR Loans and (b) if the Company’s first lien leverage ratio is less than or equal to 2.75 to 1.00, the Applicable Rate will be 2.50% for LIBOR Loans and 1.50% for ABR Loans. For LIBOR Loans, the loans will bear interest at the Adjusted LIBOR Rate plus the Applicable Rate, where the Adjusted LIBOR Rate will not be less than 0.50%. The Company is permitted to make voluntary prepayments of the loans under the Credit Agreement at any time without payment of a premium, except that a 1% premium will apply to a repayment of the Senior Term Loan in connection with a repricing of, or any amendment to the Credit Agreement in a repricing of such loans effected on or prior to the date that is six months following March 9, 2021. The Senior Term Loan will amortize in equal quarterly installments equal to 1.00% per annum.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1

Amended & Restated Term Loan Credit Agreement, dated as of March 9, 2021, by and among the Company, Leslie’s Poolmart, Inc., the lenders from time to time party thereto and Nomura Corporate Funding Americas, LLC, as administrative agent for the Lenders and as collateral agent for the Secured Parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE’S, INC.

By:	/s/ Steven M. Weddell
Name:	Steven M. Weddell
Title:	Executive Vice President and Chief Financial Officer

Date: March 9, 2021

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